Exhibit 10.10
ADDENDUM TO LICENSE AND SUPPLY AGREEMENT
THIS ADDENDUM made on this 14th day of August, 2008 (the “Effective Date”) by and between Meiji Seika Kaisha, Ltd. (“Licensor”) and Cornerstone BioPharma, Inc. (“Licensee”) with respect to the License and Supply Agreement dated October 12, 2006 regarding Cefditoren Pivoxil, as amended by Amendment No. 1 dated July 27, 2007 (the “License Agreement”).
WITNESSETH:
WHEREAS, the licensing arrangement contemplated by the License Agreement is confined to the premise that Licensee will purchase the API from Licensor to manufacture the Product for sale in the Territory; and
WHEREAS, the parties desire to expand the scope of the licensing arrangement under the License Agreement so that Licensee may purchase certain Product from Licensor and sell such Product in the Territory, and also desire to make certain amendments to the License Agreement; and
WHEREAS, the parties have agreed to implement the aforesaid desire by way of entering into this Addendum to the License Agreement.
NOW, THEREFORE, it is agreed by the parties as follows:
1. Capitalized terms not defined herein shall have the same meanings ascribed to them in the License Agreement.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

2. In addition to the definitions set forth in Paragraph 1 above, the following terms shall have the following meanings for the purpose of this Addendum:
(a)	The term “Licensor Supplying 200mg Product” shall mean the Product in the form of 200mg tablet manufactured by Licensor’s subsidiary in Spain, Tedec-Meiji Farma, S.A. (“Tedec-Meiji”) and supplied by Licensor to Licensee.
(b)	The term “Licensor Supplying 400mg Product” shall mean the Product in the form of 400mg tablet manufactured by Tedec-Meiji and supplied by Licensor to Licensee.
(c)	The term “200mg Product Specifications” shall mean the specifications and analytical method relating to the Licensor Supplying 200mg Product attached hereto as Exhibit A.
(d)	The term “400mg Product Specifications” shall mean the specifications and analytical method relating to the Licensor Supplying 400mg Product attached hereto as Exhibit B.
3. Paragraph 1 of Article 2 of the License Agreement shall be amended to include, in addition to the license currently granted therein, an exclusive license to offer to sell, sell and have sold in the Territory the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product under the Patents, the Technical Information and the Product Registrations.
4. Licensee shall not be required to pay any additional License Fee for the additional license granted under Paragraph 3 above.

5. In consideration for the additional license granted under Paragraph 3 above, Licensee shall pay to Licensor a running royalty of [***] percent ([***]%) of the Net Sales of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product for a period of ten (10) years from the launch date of each of those Products. For the avoidance of doubt, the royalties under this Paragraph 5 are in lieu of any royalty payments that would otherwise be due and payable in respect to the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product under Paragraph 2 of Article 5 of the License Agreement.
6. Subject to the terms and conditions of this Addendum, Licensor shall sell the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product for use in the Territory exclusively to Licensee, and Licensee shall purchase the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product exclusively from Licensor until expiration of a period of ten (10) years from the launch date thereof, subject to Paragraph 7 of this Addendum.
(a) The supply prices of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product are inclusive of API used therein and shall be as listed below and shall be subject to the adjustment based on Licensee’s ex-factory price fluctuation and the foreign exchange fluctuation set forth in (b) and (c) below:
Licensor Supplying 200mg Product
10 tablets/blister x 2 blisters per pack: [***]
Licensor Supplying 400mg Product
4 tablets/blister x 5 blisters per pack: [***]
4 tablets/blister x 7 blisters per pack: [***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

2 tablets/blister x 1 blister per pack (“Sample Pack of Licensor Supplying 400mg Product”): [***]
Terms of delivery: C.I.P. Memphis, Tennessee, U.S.A. (DDN Obergfel, LLC warehouse) or such other destination as may be agreed by Licensor and Licensee (which agreement shall not be unreasonably withheld), by air.
(b) Not less than fifteen (15) days before the first date of each and every six (6) month period after the first year from the launch date of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product, Licensee shall provide Licensor with an updated Licensee’s ex-factory prices of those Products. Effective on the first date of each and every such six (6) month period, the supply prices of subsequent purchases of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product except for the Sample pack of Licensor Supplying 400mg Product shall be revised to be the greater of (i) the prices for the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product listed in (a) above or (ii) the supply prices of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product calculated in accordance with the following formula, subject to the adjustment based on the foreign exchange fluctuation set forth in (c) below:
Future Supply Price of the Licensor Supplying 200mg Product = {{[0.5] x [(the updated Licensee’s ex-factory price of the Licensor Supplying 200mg Product divided by the previous Licensee’s ex-factory price of the Licensor Supplying 200mg Product) – (1)]} + 1} x {current supply price of the Licensor Supplying 200mg Product}

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Future Supply Price of the Licensor Supplying 400mg Product = {{[0.5] x [(the updated Licensee’s ex-factory price of the Licensor Supplying 400mg Product divided by the previous Licensee’s ex-factory price of the Licensor Supplying 400mg Product) – (1)]} + 1} x {current supply price of the Licensor Supplying 400mg Product}
The supply price of the Sample Pack of Licensor Supplying 400mg Product shall be only subject to the adjustment based on the foreign exchange fluctuation set forth in (c) below.
(c) In the event that the exchange rate of the Japanese Yen to the US$ as of the date on which any firm written order for the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product is placed by Licensee (the “Exchange Rate”) fluctuates more than [***] above or below the exchange rate of Japanese Yen [***]=US$1, then the supply price of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product in respect of such order shall be adjusted in accordance with the following formula:
Supply Price of the Licensor Supplying 200mg Product Adjusted by Exchange Rate={[(current supply price of the Licensor Supplying 200mg Product x Japanese Yen [***]/US$) + (current supply price of the Licensor Supplying 200mg Product x the Exchange Rate)] divided by 2} divided by the Exchange Rate

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Supply Price of the Licensor Supplying 400mg Product Adjusted by Exchange Rate={[(current supply price of the Licensor Supplying 400mg Product x Japanese Yen [***]/US$) + (current supply price of the Licensor Supplying 400mg Product x the Exchange Rate)] divided by 2} divided by the Exchange Rate.
(d) In the event that the transactions of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product are not commercially reasonable for Licensor and/or Licensee because they cannot generate a reasonable gross profit using the supply price of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product which is generated from the calculation method described in above (b) and/or (c) and Licensor and/or Licensee believe in good faith that they are unable to continue the transactions of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product for the said reason(s), Licensor and Licensee shall discuss in good faith measures to be taken to cope with such situation.
(e) The payment terms for the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product for one-year period from the Effective Date shall be T.T. remittance to the bank designated by Licensor within thirty (30) days after B/L date, provided that such payment terms are not applicable to the portion of the quantity greater than 1,500,000 tablets of the Licensor Supplying 400mg Product (equivalent to 3,000,000 tablets of the Licensor Supplying 200mg Product) per shipment or if any preceding order remains unsettled and, in such event, the payment terms for the said portion of any order or for any order shipped while any preceding order remains

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

unsettled shall be advance payment by T.T. remittance to the bank designated by Licensor. With respect to the payment terms for those Products after the above one-year period, Licensor and Licensee shall discuss in good faith to continue the same payment terms or revise the payment terms.
(f) Licensee shall place a firm order for the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product at least four (4) months prior to a desired shipping date. Licensor shall use commercially reasonable efforts to ship the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product within five (5) days of the desired shipping date and in amounts not less than ninety five percent (95%) of the amount ordered. By the first day of each month, Licensee shall submit to Licensor a non-binding six (6) months rolling purchasing forecast of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product which shall be the best estimates of Licensee but which shall not be binding upon Licensee.
(g) For each year during the five (5) year period from the earlier to occur of the launch dates of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product, Licensee shall agree to purchase API, the Licensor Supplying 200mg Product, the Licensor Supplying 400mg Product, and Sample Packs of Licensor Supplying 400mg Product (collectively, “Qualifying Items”) from Licensor equivalent to the following total combined gross sales of the Qualifying Items as the minimum purchase quantity:

Year 1 - $15,000,000
Year 2 - $20,000,000
Year 3 - $25,000,000
Year 4 - $30,000,000
Year 5 - $35,000,000
If Licensee’s purchases of the Qualifying Items from Licensor are less than the annual minimum purchase quantity defined above, Licensee shall pay to Licensor an amount equal to one-half of the difference between the annual minimum purchase quantity defined above for the applicable year and the actual total combined gross sales of the Qualifying Items for such year.
In addition to the above mentioned payment, in case it is deemed that Licensee is not able to achieve the above gross sales in any year of the above five (5) year period, Licensor and Licensee shall discuss in good faith measures to be taken to cope with such situation, which may include Licensee changing an existing co-promotion agreement or entering into a new co-promotion arrangement to co-promote the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product with Licensee.

Further, in the event that Licensee launches the Once-Daily Product and/or the Pediatric Product (as defined in the letter agreement dated July 27, 2007) in the Territory at any time during the above five (5) year period, then Licensor and Licensee shall discuss in good faith an appropriate revision of the above annual minimum purchase quantity applicable for the remainder of the above five (5) year period after the launch date of the Once-Daily Product and/or the Pediatric Product to account for API required for manufacture of such Product pursuant to the License Agreement and, if applicable, for any reduction of market share for the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product caused by the Once-Daily Product being prescribed in lieu of the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product.
7. So long as Licensor is able to meet Licensee’s requirements for the Licensor Supplying 400mg Product, Licensee shall refrain from manufacturing by itself or having a third party manufacture on its behalf the Product in the form of 400mg tablet.
8. With respect to the warranty and liability in relation to the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product, Licensor and Licensee agree as follows:
(a) Licensor warrants that the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product supplied by it are manufactured in accordance with applicable cGMP Rules and, when delivered to Memphis, Tennessee, U.S.A. (DDN Obergfel, LLC warehouse) or such other destination agreed by Licensor and Licensee, conform to the 200mg Product Specifications and the 400mg Product Specifications, respectively, and shall not be adulterated or misbranded within the meaning of applicable regulatory acts or the United States Federal Food, Drug, and Cosmetic Act.

(b) Licensor shall submit to Licensee with each consignment of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product supplied a certificate signed by the quality assurance director of Tedec-Meiji setting out the results of the analysis of that consignment confirming that it is in conformity with the 200mg Product Specifications and the 400mg Product Specifications and has been manufactured in accordance with applicable cGMP rules.
(c) Within thirty (30) days after receiving each shipment of the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product, Licensee shall conduct a diligent inspection of those Products and shall inform Licensor of any claim relating to quantitative deficiency in such shipment of Products. In the event Licensee finds there is a quantitative deficiency in any shipment with respect to the Product volumes indicated on the applicable shipping document(s) and such quantitative deficiency is caused by Licensor’s shipment of short quantity, Licensee shall, at its option: (i) only pay for actual quantities delivered; or (ii) require Licensor to rectify any such deficiency by promptly shipping the appropriate quantities of any relevant Product to or as directed by Licensee, in which case Licensee shall be obligated to pay for any such quantities pursuant to the terms and conditions of this Addendum. If Licensee, upon such inspection, finds that the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product does not conform to the respective Specifications, Licensee shall so notify Licensor in writing with detailed reasons accompanied by samples of the defective Licensor Supplying 200mg Product or Licensor Supplying 400mg Product within the said thirty (30) days period. In the event that the non-conformance of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product with the respective Specifications is confirmed by Licensor upon its inspection of the said samples, Licensor shall, at its expense, replace the non-conforming Licensor Supplying 200mg Product or Licensor Supplying 400mg Product or, if the replacement Licensor Supplying 200mg Product or Licensor Supplying 400mg Product is not then available, refund the purchase price paid for the non-conforming Licensor Supplying 200mg Product or Licensor Supplying 400mg Product, at no additional cost to Licensee. Should there arise disputes between Licensor and Licensee with respect to the conformance or non-conformance of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product with the respective Specifications, both parties shall jointly analyze, or if such joint analysis is not practical, shall have a third party acceptable to Licensor and Licensee, whose determination shall be binding and conclusive upon the parties, analyze to see if the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product actually fails to conform to the respective Specifications. In the event that the non-conformance of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product to the respective Specifications is finally confirmed by such joint analysis, or as the case may be, third party analysis, Licensor shall, at its expense, replace the non-conforming Licensor Supplying 200mg Product or Licensor Supplying 400mg Product or, if the replacement Licensor Supplying 200mg Product or Licensor Supplying 400mg Product is not then available, refund the purchase price paid for the non-conforming Licensor Supplying 200mg Product or Licensor Supplying 400mg Product. Costs arising from the third party analysis shall be borne by the party whose results were found incorrect.
(d) In the event that Licensee does not notify Licensor of quantitative deficiency and/or non-conformance of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product to the respective Specifications within the thirty (30) days period as provided for in

Paragraph (c) above, Licensee shall be deemed to have accepted the Product delivered. Notwithstanding the foregoing, with respect to a claim for a “latent defect”, Licensee may make a claim for replacement of Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product for a period of two (2) years after receipt of the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product. The term “latent defect” used herein shall mean a defect in the Licensor Supplying 200mg Product or the Licensor Supplying 400mg Product that results in the respective Products not conforming to the respective Specifications and that was not discoverable with reasonable and diligent inspection of the respective Products, excluding a defect that was caused by improper storage or mishandling of the respective Products by Licensee or any third party after receipt of the respective Products by Licensee. Additionally, Licensor shall be liable for such latent defect under Paragraph (e) below.
(e) Licensor shall indemnify, defend and hold Licensee harmless against any and all actions, suits, claims, demands, prosecutions, product liabilities, costs and expenses, arising out of breach of this Addendum by Licensor or out of any claims or suits by any third party due to a defect in the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product if and to the extent that such a defect is attributable to Licensor and/or Tedec-Meiji in the manufacture. storage, handling or shipment of the respective Products.
(f) Except for the case provided in Paragraph (e) above (or as otherwise provided in the License Agreement, including Paragraph 5 of Article 11 and Paragraph 1 of Article 12 thereof), Licensee shall indemnify, defend and hold Licensor harmless against any and all actions, suits, claims, demands, prosecutions, product liabilities, costs and expenses, arising out of breach of this Addendum by Licensee or out of any claims or suits by any third party based on or resulting from use, marketing, distribution or sale of the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product by Licensee. Notwithstanding the foregoing, if any third party claims that the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product caused adverse reactions or other personal injury notwithstanding that the Product was manufactured in strict compliance with the applicable Specifications, applicable cGMP rules, and was not adulterated, misbranded, mishandled or otherwise deteriorated by acts or omissions of Licensee or other parties and there is no negligence or fault on the part of Licensee in marketing and selling the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product, Licensee shall have no obligation to indemnify Licensor for such claims and Licensee shall have the right to deduct fifty percent (50%) of any reasonable and verifiable costs actually incurred by Licensee in connection with such claims from the running royalty payment which becomes otherwise due and payable to Licensor in respect to Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product after occurrence of such claim under Paragraph 5 of this Addendum.
(g) In the event of any recall of the Licensor Supplying 200mg Product and/or the Licensor Supplying 400mg Product sold by Licensee, Licensee shall have primary responsibility for such recall. Licensor shall cooperate with Licensee in connection with such recall. Costs incurred in connection with such a recall shall be allocated by the parties consistent with the preceding Paragraphs (e) and (f).
(h) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY WITH RESPECT TO THE LICENSOR SUPPLYING 200MG PRODUCT AND THE

LICENSOR SUPPLYING 400MG PRODUCT; provided, however, that this Paragraph shall not be construed to limit either party’s indemnification obligations under Paragraphs (e) and (f) above.
9. Article 8 of the License Agreement shall be deleted.
10. Article 16 of the License Agreement shall be amended to read as follows:
“Article 16. Term
This Agreement shall come into full force and effect upon execution hereof by both parties and shall, unless earlier terminated pursuant to Article 15, continue to be in full force and effect on a Product-by-Product basis until expiration of ten (10) years from the launching date of each Product. Thereafter, this Agreement shall, on a Product-by-Product basis, be automatically renewed for subsequent one (1) year periods each unless either party gives to the other party a written notice not to renew in respect of a Product concerned at least six (6) months prior to the expiration of the initial term or, as the case may be, the renewal term(s).”

11. All applicable provisions of the License Agreement shall apply with respect to the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product so that the Licensor Supplying 200mg Product and the Licensor Supplying 400 mg Product are included in the definition of “Product” under the License Agreement, except that Paragraphs 1 and 2 of Article 5, Article 7 and Article 13 of the License Agreement shall not apply with respect to the Licensor Supplying 200mg Product and the Licensor Supplying 400mg Product.
12. This Addendum shall be read together with the License Agreement and shall constitute an integral part of the License Agreement.
13. Except to the extent expressly varied or amended by this Addendum, all provisions of the License Agreement shall remain unchanged and shall continue to be in full force and effect.
14. The United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed.
15. This Addendum shall become effective as of the Effective Date.
[signature page follows]

[Signature Page to Addendum to License and Supply Agreement]
IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives.

Meiji Seika Kaisha, Ltd.	Cornerstone BioPharma, Inc.

/s/ Ryuzo Asada Ryuzo Asada	/s/ Craig Collard Craig Collard
Vice President	President and CEO
International Headquarters Pharmaceuticals

Exhibit A
Specifications and Analytical Methods of Licensor Supplying 200mg Product

SPECIFICATIONS
TEST ITEM	TEST METHOD	AT BATCH RELEASE	END OF SHELF LIFE
Description of the printed tablets	Visual inspection	Shape: Elliptic Colour: white	Shape: Elliptic Colour: white

[***]	[***]	Appearance: Free of visible evidence of foreign matter, contamination, crack, chipping or other defects	Appearance: Free of visible evidence of foreign matter, contamination, crack, chipping or other defects

		Printing: printed on one side with the appropriate logo in blue ink, according to standard	Printing: printed on one side with the appropriate logo in blue ink, according to standard
		[***]	[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A (continued)

SPECIFICATIONS
TEST ITEM	TEST METHOD	AT BATCH RELEASE	END OF SHELF LIFE
[***]	[***]	[***]	[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B
Specifications and Analytical Methods of Licensor Supplying 400mg Product

SPECIFICATIONS
TEST ITEM	TEST METHOD	AT BATCH RELEASE	END OF SHELF LIFE
Description of the printed tablets	Visual inspection	Shape: elliptic Colour: white	Shape: elliptic Colour: white

[***]	[***]

		Coating: film-coated tablets with no visible evidence of fissures, foreign material or other defects	Coating: film-coated tablets with no visible evidence of fissures, foreign material or other defects

		Printing: printed on one side with the appropriate logo in blue ink, according to standard	Printing: printed on one side with the appropriate logo in blue ink, according to standard

		[***]	[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B (continued)

SPECIFICATIONS
TEST ITEM	TEST METHOD	AT BATCH RELEASE	END OF SHELF LIFE
[***]	[***]	[***]	[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

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